UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

Alaunos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33038	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2617 Bissonnet St

Suite 225

Houston, TX 77005

(Address of principal executive offices, including zip code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2023, Alaunos Therapeutics, Inc. (the “Company”) entered into a Separation and Release Agreement, effective December 22, 2023, with Kevin S. Boyle, Sr. (the “Separation Agreement”), the Company’s Chief Executive Officer, in connection with Mr. Boyle’s termination. Pursuant to the terms of his employment agreement, upon his termination Mr. Boyle was deemed to automatically resign from the Company’s board of directors.

Pursuant to the terms of the Separation Agreement, and subject to customary conditions, the Company has agreed to pay Mr. Boyle a one-time separation payment in an amount equal to six months of Mr. Boyle’s base salary and the cost of six months of COBRA premiums for Mr. Boyle, or approximately $331,990 less all applicable income and payroll taxes, deductions and withholdings. Mr. Boyle has agreed to make himself reasonably available to the Company to provide information related to his transition out of the Company. The Separation Agreement also provides for a customary mutual release of all claims by the Company and Mr. Boyle against one another.

The Company and Mr. Boyle also entered into a consulting agreement (the “Consulting Agreement”), effective January 1, 2024, pursuant to which Mr. Boyle will continue providing strategic and advisory services to the Company. The Consulting Agreement will continue for a period of six months. The Consulting Agreement provides for compensation at a fixed rate of $15,000 per month and reimbursement by the Company for any usual and customary expenses incurred by Mr. Boyle in connection with performing services pursuant to the Consulting Agreement.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaunos Therapeutics, Inc.

Date: December 28, 2023	By:	/s/ Michael Wong
	Name:	Michael Wong
	Title:	Vice President, Finance